SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                        Date of Report :  March 19, 2001


                              WINTER SPORTS, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    MONTANA

                 (State or Other Jurisdiction of Incorporation)


             0-15030                                     81-0221770

        (Commission File No.)           (I.R.S Employer Identification No.)


            3910 Big Mountain Road, Whitefish, Montana        59937

             (Address of Principal Executive Offices)      (Zip Code)


                                 (406) 862-1900

              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable

         (Former Name or Former Address, If Changed Since Last Report)



Item 5    OTHER EVENTS

On March 19, 2001 the registrant announced that it had entered into an agreement with Hines Resorts, Inc. a subsidiary of Hines, Inc. for the development of the village core and the surrounding land currently owned by Winter Sports, Inc. Further information is contained in the attached press release which was issued today by the registrant(See Exhibit A).


SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


WINTER  SPORTS, INC.


March 19, 2001      By /s/ Michael Collins
                           Michael Collins
                           President & Chief Executive Officer
                           (Prinicpal Executive Officer)